   As filed with the Securities and Exchange Commission on February 4, 2002
                                                     Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                      MEDIACOM COMMUNICATIONS CORPORATION
                                 MEDIACOM LLC
                         MEDIACOM CAPITAL CORPORATION
                            MEDIACOM BROADBAND LLC
                        MEDIACOM BROADBAND CORPORATION
          (Exact names of registrants as specified in their charters)
                               -----------------

                      Delaware                 06-1566067
                      New York                 06-1433421
                      New York                 06-1513997
                      Delaware                 06-1615412
                      Delaware                 06-1630167
                   (State or other          (I.R.S. Employer
                   jurisdiction of        Identification Nos.)
                  incorporation or
                    organization)
                             100 Crystal Run Road
                          Middletown, New York 10941
                                (845) 695-2600
  (Address and telephone number of registrants' principal executive offices)
                               -----------------
                               Rocco B. Commisso
                     Chairman and Chief Executive Officer
                      Mediacom Communications Corporation
                             100 Crystal Run Road
                          Middletown, New York 10941
                                (845) 695-2600
           (Name, address and telephone number of agent for service)
                               -----------------
                 Copies of all communications and notices to:
                              Robert L. Winikoff
                                Ira I. Roxland
                         Sonnenschein Nath & Rosenthal
                    1221 Avenue of the Americas, 24th Floor
                            New York, NY 10020-1089
                              Tel: (212) 768-6700
                              Fax: (212) 768-6800
                               -----------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               -----------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                                                         Proposed
                                                                                                          Maximum
                                       Title of Each Class of                                            Aggregate
                                   Securities To Be Registered(1)                                    Offering Price(2)
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.01 par value, of Mediacom Communications Corporation.......................       (3)
-----------------------------------------------------------------------------------------------------------------------
Preferred Stock, $0.01 par value, of Mediacom Communications Corporation............................       (3)
-----------------------------------------------------------------------------------------------------------------------
Debt Securities of Mediacom Communications Corporation, Mediacom LLC, Mediacom Capital
 Corporation, Mediacom Broadband LLC and Mediacom Broadband Corporation.............................       (3)
-----------------------------------------------------------------------------------------------------------------------
Warrants to purchase Class A Common Stock, Preferred Stock or Debt Securities of Mediacom
 Communications Corporation.........................................................................       (3)
-----------------------------------------------------------------------------------------------------------------------
Subscription Rights to purchase Class A Common Stock, Preferred Stock or Debt Securities of Mediacom
 Communications Corporation.........................................................................       (3)
-----------------------------------------------------------------------------------------------------------------------
Guarantees by Mediacom Communications Corporation with respect to the Debt Securities of Mediacom
 LLC, Mediacom Capital Corporation, Mediacom Broadband LLC and Mediacom Broadband Corporation.......      (3)(4)
-----------------------------------------------------------------------------------------------------------------------
  Total.............................................................................................  $1,500,000,000
-----------------------------------------------------------------------------------------------------------------------

                                                                                                      Amount of
                                       Title of Each Class of                                        Registration
                                   Securities To Be Registered(1)                                        Fee
-----------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.01 par value, of Mediacom Communications Corporation.......................     (3)
-----------------------------------------------------------------------------------------------------------------
Preferred Stock, $0.01 par value, of Mediacom Communications Corporation............................     (3)
-----------------------------------------------------------------------------------------------------------------
Debt Securities of Mediacom Communications Corporation, Mediacom LLC, Mediacom Capital
 Corporation, Mediacom Broadband LLC and Mediacom Broadband Corporation.............................     (3)
-----------------------------------------------------------------------------------------------------------------
Warrants to purchase Class A Common Stock, Preferred Stock or Debt Securities of Mediacom
 Communications Corporation.........................................................................     (3)
-----------------------------------------------------------------------------------------------------------------
Subscription Rights to purchase Class A Common Stock, Preferred Stock or Debt Securities of Mediacom
 Communications Corporation.........................................................................     (3)
-----------------------------------------------------------------------------------------------------------------
Guarantees by Mediacom Communications Corporation with respect to the Debt Securities of Mediacom
 LLC, Mediacom Capital Corporation, Mediacom Broadband LLC and Mediacom Broadband Corporation.......   (3)(4)
-----------------------------------------------------------------------------------------------------------------
  Total............................................................................................. $138,000(5)
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) There are also being registered hereunder an indeterminate number of shares of Class A Common Stock, shares of Preferred Stock and Debt Securities as may be issued from time to time at indeterminate prices upon conversion or exchange of any Preferred Stock or Debt Securities registered hereunder and upon exercise of any Warrants and Subscription Rights registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance Rule 457(o).
(3) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3.
(4) No separate consideration will be received for the guarantee by Mediacom Communications. Pursuant to Rule 457(n), no separate fee is payable in respect to such guarantee.
(5) Mediacom Communications Corporation, Mediacom LLC and Mediacom Capital Corporation (the "Prior Registrants") filed a registration statement on Form S-3 (File No. 333-55138) on February 7, 2001 covering an indeterminate number of securities up to a proposed maximum aggregate offering price of $1,000,000,000, of which $372,422,000 aggregate offering price of securities have not been issued by the Prior Registrants under such prior registration statement and for which the Prior Registrants previously paid a filing fee of $93,105.50. Mediacom Broadband LLC and Mediacom Broadband Corporation are wholly-owned subsidiaries of Mediacom Communications Corporation. Pursuant to Rule 457(p) under the Securities Act, the Registrants have offset the $138,000 registration fee due herewith with the portion of the fee paid on February 7, 2001 covering the aforementioned unissued securities. A registration fee in the amount of $44,894.50 is submitted herewith ($138,000-$93,105.50 = $44,894.50).
                               -----------------
   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                    Subject to Completion--February 4, 2002

Prospectus

                                    [GRAPHIC]



                      MEDIACOM COMMUNICATIONS CORPORATION

                             Class A Common Stock

                                Preferred Stock

                                Debt Securities

                                   Warrants

                              Subscription Rights

                                 MEDIACOM LLC

                         MEDIACOM CAPITAL CORPORATION

                            MEDIACOM BROADBAND LLC

                        MEDIACOM BROADBAND CORPORATION

                                Debt Securities

                     Fully and Unconditionally Guaranteed

                                      By

                      Mediacom Communications Corporation

   The following are types of securities that may be offered and sold under this prospectus in such amounts as shall result in an aggregate initial offering price for all securities of $1.5 billion:

  .  Mediacom Communications Corporation

    .  Class A common stock;

    .  Preferred stock in one or more series;

    . Debt securities, which may consist of notes, debentures or other types of debt;

    . Warrants to purchase its Class A common stock, preferred stock or debt securities; and

    . Rights to purchase its Class A common stock, preferred stock or debt securities

  .  Mediacom LLC and Mediacom Capital Corporation

    . Debt securities, which may consist of notes, debentures or other types of debt and which will be fully and unconditionally guaranteed by Mediacom Communications

  .  Mediacom Broadband LLC and Mediacom Broadband Corporation

    . Debt securities, which may consist of notes, debentures or other types of debt and which will be fully and unconditionally guaranteed by Mediacom Communications

   We will provide specific terms of the securities offered pursuant to this prospectus (the "Offered Securities") in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to sell these securities without a supplement.

   Investing in our securities involves risks. See "Risk Factors" on page 6.

   The Class A common stock of Mediacom Communications is quoted on The Nasdaq National Market under the symbol "MCCC."

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                                    [Date]

                               TABLE OF CONTENTS

                                   Page                                       Page
                                   ----                                       ----
Summary...........................   3  Legal Matters........................  35
Risk Factors......................   6  Experts..............................  35
Use of Proceeds...................   6  Where You Can Find More Information..  35
Ratio of Earnings to Fixed Charges
                                     6  Incorporation of Certain Documents by  35
Description of Securities.........   7    Reference..........................  35
Plan of Distribution..............  34

                             About This Prospectus

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the Offered Securities in one or more offerings up to a total dollar amount of $1.5 billion. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of these documents.

   References in this prospectus to "we," "us," or "our" are to Mediacom Communications and its direct and indirect subsidiaries. References to Mediacom LLC, a wholly owned subsidiary of Mediacom Communications, are to Mediacom LLC and its subsidiaries. Mediacom Capital, a wholly owned subsidiary of Mediacom LLC, has only nominal assets and does not conduct any operations. References to Mediacom Broadband LLC, a wholly owned subsidiary of Mediacom Communications, are to Mediacom Broadband LLC and its subsidiaries. Mediacom Broadband Corporation, a wholly owned subsidiary of Mediacom Broadband LLC, has only nominal assets and does not conduct any operations.

                          Forward-Looking Statements

   This prospectus and the documents incorporated by reference include "forward-looking statements" including, in particular, the statements about our plans, strategies and prospects under the headings "Summary" in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the documents incorporated by reference. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we cannot assure you that these plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from these forward-looking statements are set forth in this prospectus and the documents incorporated by reference, including factors set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the documents incorporated by reference. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus.

                                    SUMMARY

   The following summary does not contain all the information that may be important to you in making a decision to purchase the Offered Securities. For a more complete understanding of us and the Offered Securities, we encourage you to read the entire prospectus, the prospectus supplement and the documents incorporated by reference.

                                   Overview

Mediacom Communications

   Mediacom Communications is the eighth largest cable television company in the United States based on customers served. Mediacom Communications provides its customers with a wide array of broadband products and services, including traditional video services, digital television and high-speed Internet access. Mediacom Communications was founded in July 1995 by Rocco B. Commisso, its Chairman and Chief Executive Officer, to acquire and operate cable television systems serving principally non-metropolitan markets in the United States. As of September 30, 2001, Mediacom Communications' cable systems, which are owned and operated through its operating subsidiaries, passed approximately 2.6 million homes and served approximately 1.6 million basic subscribers in 23 states. A basic subscriber is a customer that subscribes to a package of basic cable television services.

   Mediacom Communications' senior management team has significant cable television industry expertise in all aspects of acquiring, operating and financing cable systems. Mr. Commisso has 23 years of experience, and the other senior managers have an average of 18 years of experience, with the cable television industry.
   Mediacom Communications' Class A common stock is traded on The Nasdaq National Market under the symbol "MCCC." As of September 30, 2001, Mr. Commisso and the senior management team owned in the aggregate approximately 24.7% of Mediacom Communications' outstanding common stock.

Mediacom LLC

   Mediacom LLC is a direct wholly-owned subsidiary of its manager, Mediacom Communications. As of September 30, 2001, Mediacom LLC's cable systems passed approximately 1.2 million homes and served approximately 770,000 basic subscribers in 22 states, principally Alabama, California, Florida, Illinois, Indiana, Iowa, Kentucky, Minnesota, Missouri and North Carolina. Since commencing operations in March 1996, Mediacom LLC has experienced significant growth by deploying a disciplined strategy of acquiring underperforming cable systems principally in non-metropolitan markets with favorable demographic profiles. As of September 30, 2001, Mediacom LLC had completed 20 acquisitions of cable systems that served as of their respective dates of acquisition an aggregate of approximately 759,000 basic subscribers.

Mediacom Broadband LLC

   Mediacom Broadband LLC is a direct wholly-owned subsidiary of its manager, Mediacom Communications. Prior to June 29, 2001, Mediacom Broadband LLC had no operations or significant assets. On June 29, 2001, Mediacom Broadband LLC completed the acquisition of cable systems serving approximately 94,000 basic subscribers in Missouri from affiliates of AT&T Broadband, LLC. On July 18, 2001, Mediacom Broadband LLC completed the acquisition of cable systems serving approximately 706,000 basic subscribers in Georgia, Illinois and Iowa from affiliates of AT&T Broadband. As of September 30, 2001, these cable systems passed approximately 1.4 million homes and served approximately 815,000 basic subscribers in Georgia, Illinois, Iowa and Missouri. These cable systems are located in markets that are contiguous with, or in close proximity to, cable systems owned and operated by Mediacom LLC.

Principal Executive Offices

   Our principal executive offices are located at 100 Crystal Run Road, Middletown, New York 10941 and our telephone number at that address is (845) 695-2600. Our website is located at www.mediacomcc.com. The information on our website is not part of this prospectus.

                              Recent Developments

High-Speed Internet Transition

   We utilize Excite@Home to provide our customers with high-speed Internet service. On September 28, 2001, Excite@Home filed for Chapter 11 bankruptcy protection in U.S. Bankruptcy Court in San Francisco. On November 30, 2001 the bankruptcy court authorized, but did not direct, Excite@Home to terminate services to cable customers. On December 3, 2001, we entered into an agreement with Excite@Home that obligates Excite@Home to provide continuous high-speed Internet service to our customers through the end of February 2002. This agreement was approved by the bankruptcy court on December 11, 2001.

   We have developed and begun to implement a transition plan that will enable us to continue to provide high-speed Internet service after February 2002. As part of this plan, we signed a multi-year agreement with AT&T Corp. whereby AT&T will provide the network backbone and certain core Internet support functions for our high-speed Internet business. There can be no assurance that we will be able to continue to provide high-speed Internet service to our customers without disruptions after February 2002.

Mediacom Broadband LLC Exchange Offer

   On December 18, 2001, Mediacom Broadband LLC and Mediacom Broadband Corporation completed an exchange offer of their publicly registered 11% senior notes due 2013 in the aggregate principal amount of $400 million for their privately issued 11% senior notes due 2013 in the aggregate principal amount of $400 million.

                               Business Strategy

   Our objective is to become the leading cable operator focused on providing entertainment, information and telecommunications services in non-metropolitan markets of the United States. The key elements of our business strategy are to:

  . Acquire underperforming cable systems in markets with favorable demographic profiles;

  . Improve the operating and financial performance of our acquired cable systems;

  . Increase the geographic concentration of our operating clusters through selective acquisitions;

  .  Rapidly upgrade our cable network;

  .  Introduce new and enhanced products and services;

  .  Maximize customer satisfaction to build customer loyalty; and

  .  Maintain a flexible financing structure.

   We are continually presented with opportunities to acquire cable systems, and we evaluate these opportunities on the basis of our acquisition strategy. Although we presently do not have any definitive agreements for any material acquisition of cable systems, we regularly review and assess cable systems that various owners are considering selling. Any such acquisition would be subject to the negotiation and completion of definitive documentation, which would include customary representations and warranties and would be subject to a number of closing conditions. If acquisitions that are significant in size are consummated, our total indebtedness could substantially increase. No assurance can be given that any such definitive agreements will be entered into or that, if entered into, the acquisitions will be consummated.

                     Update to Legislation and Regulation

   Reference is made to the section "Legislation and Regulation--Federal Regulation--Content Requirements" on pages 20-21 of our Form 10-K for the year ended December 31, 2000, which is incorporated herein by reference. The United States Supreme Court affirmed the federal district court's finding that the FCC's rules governing the transmission of sexually explicit or indecent programming are unconstitutional.

   Reference is made to the section "Legislation and Regulation--Federal Regulation--Ownership Limitations" on pages 22-23 of our Form 10-K for the year ended December 31, 2000, which is incorporated herein by reference. The FCC has begun a new rulemaking proceeding looking toward revising the subscriber ownership limitations which have been ruled unconstitutional.

   Reference is made to the section "Legislation and Regulation--Federal Regulation--Pole Attachment Regulation" on page 24 of our Form 10-K for the year ended December 31, 2000, which is incorporated herein by reference. The Supreme Court has reversed the lower appellate court's decision, holding that the FCC does have the authority to regulate pole attachment rates for cable systems that offer Internet service.

   Reference is made to the section "Legislation and Regulation--Federal Regulation--Other Regulatory Requirements of the Communications Act and the FCC" on page 24 of our Form 10-K for the year ended December 31, 2000, which is incorporated herein by reference. The FCC has begun a rulemaking proceeding which proposes to replace its judicially overturned equal employment opportunity rules with a less intrusive set of outreach and reporting requirements.

                                 RISK FACTORS

   We are incorporating in this prospectus by reference the section entitled "Risk Factors," which is set forth in Item 7 of the Annual Report on Form 10-K for the year ended December 31, 2000 of Mediacom Communications, in Item 7 of the Annual Report on Form 10-K for the year ended December 31, 2000 of Mediacom LLC and Mediacom Capital and the definitive prospectus dated November 7, 2001 of Mediacom Broadband LLC and Mediacom Broadband Corporation. In addition to the risk factors incorporated by reference, you should carefully consider the risk factor set forth below:

   We utilize Excite@Home to provide our customers with high-speed Internet service. On September 28, 2001, Excite@Home filed for Chapter 11 bankruptcy protection in U.S. Bankruptcy Court in San Francisco. On November 30, 2001 the bankruptcy court authorized, but did not direct, Excite@Home to terminate services to cable customers. On December 3, 2001, we entered into an agreement with Excite@Home that obligates Excite@Home to provide continuous high-speed Internet service to our customers through the end of February 2002. This agreement was approved by the bankruptcy court on December 11, 2001.

   We have developed and begun to implement a transition plan that will enable us to continue to provide high-speed Internet service after February 2002. As part of this plan, we signed a multi-year agreement with AT&T Corp. whereby AT&T will provide the network backbone and certain core Internet support functions for our high-speed Internet business. The transition from Excite@Home may result in service interruptions to our existing high-speed Internet customers and may delay a roll-out of this service to new customers, which could have a material adverse effect on our ability to implement our business strategy and on our business and operations.

                                USE OF PROCEEDS

   Except as otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the Offered Securities will be added to our general funds and used for general corporate purposes, which may include, among other things, additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures and acquisitions. We continually evaluate potential acquisition candidates, but have not reached any agreements, commitments or understandings for any material acquisitions. There can be no assurance that any additional material acquisitions will be identified or completed.

                    DEFICIENCY OF EARNINGS TO FIXED CHARGES

   The following table sets forth historical deficiency of earnings to fixed charges of Mediacom Communications, Mediacom LLC and Mediacom Broadband LLC. Earnings consist of loss before taxes, cumulative effect of change in accounting principle and fixed charges, excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs and the assumed interest component of rent expense.

                                                                                Nine Months Ended
                         March 12-           Year Ended December 31,              September 30,
-                       December 31, --------------------------------------  --------------------
                            1996      1997      1998      1999      2000       2000       2001
                        ------------ -------  --------  --------  ---------  ---------  ---------
                                                   (dollars in thousands)
Mediacom Communications   $(1,953)   $(4,596) $(40,765) $(82,844) $(154,212) $(113,511) $(102,921)
Mediacom LLC...........    (1,953)    (4,596)  (40,765)  (82,844)  (153,839)   (97,327)   (79,515)
Mediacom Broadband LLC.        --         --        --        --         --         --    (21,104)(1)

--------
(1) Amount represents the deficiency of earnings to fixed charges of Mediacom Broadband LLC from April 5, 2001 (inception) to September 30, 2001.

                           DESCRIPTION OF SECURITIES

Capital Stock of Mediacom Communications

  General

   The authorized capitalization of Mediacom Communications consists of 300,000,000 shares of Class A common stock, par value $.01 per share, 100,000,000 shares of Class B common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share. As of December 31, 2001, 90,539,380 shares of Class A common stock, 29,342,990 shares of Class B common stock and no shares of preferred stock were outstanding.

  Common Stock

   The rights of the holders of Class A and Class B common stock are substantially identical in all respects, except for voting and conversion rights. Only certain directors, officers and other members of the management group of Mediacom Communications and certain other permitted holders, including relatives and affiliates of these persons, as described in the certificate of incorporation of Mediacom Communications, may hold Class B common stock. There is no limitation on who may hold Class A common stock. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to ten votes per share. Holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval, except as otherwise required by the Delaware General Corporation Law. Under Delaware law, the holders of each class of common stock are entitled to vote as a separate class with respect to any amendment to the certificate of incorporation of Mediacom Communications that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of such class, or modify or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely. The certificate of incorporation of Mediacom Communications does not provide for cumulative voting for the election of directors, with the result that stockholders owning or controlling more than 50% of the total votes cast for the election of directors can elect all of the directors.

   Subject to the dividend rights of holders of preferred stock, holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for this purpose. In the event of liquidation, dissolution or winding up of Mediacom Communications, the holders of both classes of common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of the liabilities of Mediacom Communications and after provision has been made for payment of liquidation preferences to all holders of preferred stock. Holders of common stock have no conversion, redemption or sinking fund provisions or preemptive or other subscription rights, except that:

  . in the event any shares of Class B common stock are transferred to persons other than certain directors, officers and other members of the management group of Mediacom Communications, or certain other permitted holders, such shares will be converted automatically into shares of Class A common stock on a one-for-one basis; and

  . each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder at any time.

  Preferred Stock

   The applicable prospectus supplement will describe the specific terms of any particular series of preferred stock for which this prospectus is being delivered.

   The certificate of incorporation of Mediacom Communications authorizes the issuance of 100,000,000 shares of blank check preferred stock having rights senior to the common stock of Mediacom Communications.

The board of directors of Mediacom Communications is authorized, without further stockholder approval, to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. The issuance of preferred stock may have the effect of delaying or preventing a change of control of Mediacom Communications.

   The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the voting power or other rights of the holders of common stock.

Debt Securities of Mediacom Communications

  General

   In this section, references to "we," "our" or "us" refer solely to Mediacom Communications Corporation and not its subsidiaries.

   We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. The form of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

   The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.

  Terms

   The debt securities will be our unsecured obligations.

   The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

   The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called "Ranking of Debt Securities" below.

   The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

    (1) the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

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    (2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

    (3) the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into Class A common stock or preferred stock or the method by which any such portion shall be determined;

    (4) if convertible into Class A common stock or preferred stock, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Class A common stock or preferred stock for purposes of conversion;

    (5) the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

    (6) the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

    (7) the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

    (8) the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

    (9) the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

   (10) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund (as defined in the applicable indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

   (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

   (12) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

   (13) whether the principal of or interest, if any, on the debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

   (14) provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

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

   (15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

   (16) whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

   (17) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

   (18) if exchangeable into another series of debt securities, the terms on which such debt securities are exchangeable; and

   (19) any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

   If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

   Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged transaction involving us or in the event of a change in control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

  Denomination, Interest, Registration and Transfer

   We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

   The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

   Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

  . will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

  . may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

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

   No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

  Certain Covenants

   The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

   Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and the subordinated debt securities will include the provisions described below.

  Merger, Consolidation or Sale of Assets

   We may not (1) consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or
(3) permit any person to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to us unless:

  . in the case of (1) and (2) above, if we are not the surviving person, the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of our other covenants under the applicable indenture, and

  . in all cases, immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

  Ranking of Debt Securities

    General

   We currently conduct all of our operations through our subsidiaries and our subsidiaries generate all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

    Senior debt securities

   The senior debt securities will be our unsecured unsubordinated obligations and will:

  . rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

  . be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

  . be effectively subordinated to all of our subsidiaries' indebtedness and all mandatorily redeemable preferred stock of our subsidiaries.

   Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of our subsidiaries.

    Subordinated debt securities

   The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

   If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

   If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a "default notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the "blockage period"), neither we nor any other person on its behalf shall:

   (1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

   (2) acquire any of the subordinated debt securities for cash, property or otherwise.

   Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

   The subordinated indentures will not restrict the amount of our or our subsidiaries' senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

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

   "Senior indebtedness," unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

   (1) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

   (2) all of our capital lease obligations;

   (3) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

   (4) all of our obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

   (5) all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

   (6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or asset (whether or not such obligation is assumed by us); and

   (7) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

   Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

  Discharge and Defeasance

   Under the terms of the indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if we deposit with the applicable trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities.

   In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities ("defeasance") or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"):

   (1) by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series; or

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

   (2) after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

      (a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

      (b) in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

   Such a trust may only be established if, among other things:

   (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we are a party or by which we are bound;

   (2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

   (3) we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

   In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

  Modification and Waiver

   We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

   (1) change the stated maturity of the principal of or any installment of interest with respect to the debt securities;

   (2) reduce the principal amount of, or the rate of interest on, the debt securities;

   (3) change the currency of payment of principal of or interest on the debt securities;

   (4) change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

   (5) impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

   (6) reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

   (7) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default;

   (8) in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debt securities of any series then outstanding; or

   (9) in the case of any convertible debt securities, adversely affect the right to convert the debt securities into Class A common stock or preferred stock in accordance with the provisions of the applicable indenture.

   Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

   (1) without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security; and

   (2) only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

   We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstance, including:

  .  to cure any ambiguity, omission, defect or inconsistency;

  . to make any change that does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect.

  . to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

  .  to provide any security for or guarantees of such debt securities;

  .  to add events of default with respect to such debt securities;

  . to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

  . to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

  . to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  . to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  . to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  . to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

  . to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.


  Events of Default and Notice Thereof

   The following events are "events of default" with respect to any series of debt securities issued thereunder:

   (1) failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

   (2) failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

   (3) certain events of bankruptcy, insolvency or reorganization with respect to us.

   Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

   The trustee under such indenture shall, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee quarterly as to whether any default exists.

   In the case of an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

   In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

   Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

   No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

  Conversion and Exchange Rights

   The terms and conditions, if any, upon which the debt securities of any series will be convertible into Class A common stock or preferred stock or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

  The Trustee

   Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

   The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

   In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

  Governing Law

   The indentures and the debt securities will be governed by the laws of the State of New York.

  Global Securities; Book-Entry System

   We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository (the "depository") identified in the prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any nominee of such depository to a successor depository or any nominee of such successor.

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

   The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

   Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

   We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

   So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

   Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

   Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

   If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event we will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

   All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Warrants of Mediacom Communications

   Mediacom Communications may issue warrants to purchase its Class A common stock, preferred stock or debt securities. These warrants may be issued independently or together with any other security offered hereby. Mediacom Communications will issue each series of warrants under a separate warrant agreement to be entered into between Mediacom Communications and a warrant agent. The warrant agent will act solely as the agent of Mediacom Communications in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

   The applicable prospectus supplement will describe the specific terms of any warrants for which Mediacom Communications is delivering pursuant to this prospectus, including the aggregate number of such warrants, the issue price or prices of the warrants, the designation and terms of the underlying Class A common stock, preferred stock or debt securities, the exercise date and expiration date for such warrants and any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Subscription Rights of Mediacom Communications

   Mediacom Communications may issue to its stockholders rights to purchase its Class A common stock, preferred stock or debt securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, Mediacom Communications may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriter will purchase any securities remaining unsubscribed for after the rights offering.

   The applicable prospectus supplement will describe the specific terms of any rights offering for which this prospectus is being delivered, including the following:

  .  the exercise price for the rights;

  .  the number of rights issued to each stockholder;

  .  the extent to which the rights are transferable;

  . any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

  . the date on which the right to exercise the rights shall commence, and the date on which the right shall expire;

  . the extent to which the right includes an over-subscription privilege with respect to unsubscribed securities; and

  . if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

Debt Securities of Mediacom LLC and Mediacom Capital Corporation and of Mediacom Broadband LLC and Mediacom Broadband Corporation

  General

   In this section, references to "we," "our" or "us" refer solely to Mediacom LLC and Mediacom Capital Corporation if the debt securities are issued by Mediacom LLC and Mediacom Capital Corporation or solely to Mediacom Broadband LLC and Mediacom Broadband Corporation if the debt securities are issued by Mediacom Broadband LLC and Mediacom Broadband Corporation.

   We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. The form of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

   The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.

  Terms

   The debt securities will be our unsecured obligations and will be unconditionally guaranteed by Mediacom Communications, the guarantor.

   The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

   The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called "Ranking of Debt Securities" below.

   The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

    (1) the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

    (2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

    (3) the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into Class A common stock or preferred stock of Mediacom Communications or the method by which any such portion shall be determined;

    (4) if convertible into Class A common stock or preferred stock of Mediacom Communications, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Class A common stock or preferred stock for purposes of conversion;

    (5) the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

    (6) the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

    (7) the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

    (8) the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

    (9) the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

   (10) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund (as defined in the applicable indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

   (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

   (12) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

   (13) whether the principal of or interest, if any, on the debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

   (14) provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

   (15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

   (16) whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

   (17) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

   (18) if exchangeable into another series of debt securities, the terms on which such debt securities are exchangeable; and

   (19) any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

   If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

   Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged transaction involving us or in the event of a change in control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

  Denomination, Interest, Registration and Transfer

   We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

   The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

   Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

  . will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

  . may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

   No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

  Certain Covenants

   The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

   Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and the subordinated debt securities will include the provisions described below.

  Guarantee

   Payment of principal, premium, if any, and interest on the debt securities will be fully guaranteed on an unsecured and unsubordinated basis by Mediacom Communications. The guarantee will be a direct and unconditional obligation of Mediacom Communications, ranking equally and ratably in right of payment with all other existing and future unsecured and unsubordinated obligations of Mediacom Communications, other than obligations preferred by law.

  Merger, Consolidation or Sale of Assets

   Mediacom Communications may not, and will not permit us to, (1) consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or Mediacom Communications, as the case may be, or (3) permit any person to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to us or Mediacom Communications unless:

  . in the case of (1) and (2) above, if we or Mediacom Communications, as the case may be, are not the surviving person, the surviving person assumes the payment pursuant to applicable indenture or guarantee of the principal of, premium, if any, and interest on the debt securities and the performance of our other covenants under the applicable indenture or guarantee, and

  . in all cases, immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

  Ranking of Debt Securities

    General

   We currently conduct all of our operations through our subsidiaries and our subsidiaries generate all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

   Mediacom Communications currently conducts all of its operations through its subsidiaries and its subsidiaries generate all of its operating income and cash flow. As a result, distributions and advances from its subsidiaries are the principal source of funds necessary to meet its debt service obligations (including the guarantees of the debt securities). Contractual provisions or laws, as well as its subsidiaries' financial condition and operating and regulatory requirements, may limit its ability to obtain cash from its subsidiaries that it requires to pay its debt service obligations. In addition, holders of the debt securities will have a junior position to the claims of creditors of subsidiaries of Mediacom Communications on their assets and earnings.

    Senior debt securities

   The senior debt securities will be our unsecured unsubordinated obligations, will be unconditionally guaranteed by Mediacom Communications, the guarantor, and will:

  . rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

  . be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

  .  be effectively subordinated to all of our subsidiaries' indebtedness.

   Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of our subsidiaries.

    Subordinated debt securities

   The subordinated debt securities will be our unsecured subordinated obligations and will be unconditionally guaranteed by Mediacom Communications, the guarantor. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

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

   If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

   If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a "default notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the "blockage period"), neither we nor any other person on its behalf shall:

   (1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

   (2) acquire any of the subordinated debt securities for cash, property or otherwise.

   Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

   The subordinated indentures will not restrict the amount of our or our subsidiaries' senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

   "Senior indebtedness," unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

   (1) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

   (2) all of our capital lease obligations;

   (3) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

   (4) all of our obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

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

   (5) all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

   (6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or asset (whether or not such obligation is assumed by us); and

   (7) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

   Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

  Discharge and Dedeasance

   Under the terms of the indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture and Mediacom Communications will be discharged from any and all obligations in respect of the guarantees of the debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if we or Mediacom Communications deposit with the applicable trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities.

   In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we and Mediacom Communications may elect either
(1) to defease and be discharged from any and all obligations with respect to such debt securities and the guarantee by Mediacom Communications ("defeasance") or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"):

   (1) by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series; or

   (2) after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

      (a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

      (b) in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

   Such a trust may only be established if, among other things:

   (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we or Mediacom Communications, as the case may be, are a party or by which we or Mediacom Communications are bound;

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   (2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us or Mediacom Communications will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

   (3) we and Mediacom Communications have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us and Mediacom Communications, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

   In the event we or Mediacom Communications effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

  Modification and Waiver

   We and Mediacom Communications, when authorized by an appropriate resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities and the related guarantees by Mediacom Communications with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

    (1) change the stated maturity of the principal of or any installment of interest with respect to the debt securities;

    (2) reduce the principal amount of, or the rate of interest on, the debt securities;

    (3) change the currency of payment of principal of or interest on the debt securities;

    (4) change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

    (5) impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

    (6) reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

    (7) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default;

    (8) in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debt securities of any series then outstanding;

    (9) in the case of any convertible debt securities, adversely affect the right to convert the debt securities into Class A common stock or preferred stock of Mediacom Communications in accordance with the provisions of the applicable indenture; or

   (10) release Mediacom Communications from any of its obligations under the applicable indenture or the related guarantees otherwise than in accordance with the terms of the applicable indenture.

   Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us and Mediacom Communications with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

   (1) without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security; and

   (2) only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

   We and Mediacom Communications, when authorized by an appropriate resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstance, including:

  .  to cure any ambiguity, omission, defect or inconsistency;

  . to make any change that does not, in the good faith opinion of our and Mediacom Communications' board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect.

  . to provide for the assumption of our or Mediacom Communications' obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

  . to provide any security for or additional guarantees of such debt securities;

  .  to add events of default with respect to such debt securities;

  . to add covenants of ours or Mediacom Communications that would benefit the holders of such debt securities or to surrender any rights or powers we or Mediacom Communications have under the applicable indenture;

  . to make any change necessary for the registration of the debt securities and the guarantee under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of our and Mediacom Communications' board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

  . to provide for uncertificated debt securities and guarantees in addition to or in place of certificated debt securities and guarantees or to provide for bearer debt securities and guarantees;

  . to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  . to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  . to establish the form or terms of debt securities of any series or the related guarantees as permitted by the applicable indenture; or

  . to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

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

  Events of Default and Notice Thereof

   The following events are "events of default" with respect to any series of debt securities issued thereunder:

   (1) failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

   (2) failure by us or Mediacom Communications to perform any other agreement contained in the debt securities of such series or the indenture or guarantees relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice;

   (3) certain events of bankruptcy, insolvency or reorganization with respect to us or Mediacom Communications; and

   (4) the guarantees related to such series of debt securities cease to be in full force and effect or are declared to be null and void and unenforceable or are found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or Mediacom Communications denies its liability under such guarantees (other than by reason of release of Mediacom Communications in accordance with the terms of the applicable indenture).

   Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

   The trustee under such indenture shall, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee quarterly as to whether any default exists.

   In the case of an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

   In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

   Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

   No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

  Conversion and Exchange Rights

   The terms and conditions, if any, upon which the debt securities of any series will be convertible into Class A common stock or preferred stock of Mediacom Communications or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

  The Trustee

   Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

   The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

   In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

  Governing Law

   The indentures and the debt securities will be governed by the laws of the State of New York.

  Global Securities; Book-Entry System

   We may issue the debt securities of any series and the related guarantees in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository (the "depository") identified in the prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with DTC as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any nominee of such depository to a successor depository or any nominee of such successor.

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

   The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

   Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

   We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of us, Mediacom Communications or the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

   So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

   Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, Mediacom Communications, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

   None of us, Mediacom Communications or the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

   If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event we will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

   All moneys paid by us or Mediacom Communications to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us Mediacom Communications, and the holder of such debt security thereafter may look only to us for payment thereof.

Limitations on Liability

   As permitted by Delaware law, the certificate of incorporation of Mediacom Communications provides that its directors shall not be personally liable to Mediacom Communications or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  .  for any breach of the director's duty of loyalty to Mediacom
     Communications or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchases or redemption; or

  . for any transaction from which the director derives an improper personal benefit.

   As a result of this provision, Mediacom Communications and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

   The certificate of incorporation and by-laws of Mediacom Communications provide for the indemnification of its directors and officers, and, to the extent authorized by the board of directors in its sole and absolute discretion, employees and agents, to the fullest extent authorized by, and subject to the conditions set forth in Delaware law, except that we will indemnify a director or officer in connection with a proceeding or part thereof, initiated by such person, only if the proceeding or part thereof was authorized by its board of directors. The indemnification provided under the certificate of incorporation and by-laws includes the right to be paid the expenses, including attorneys' fees, in advance of any proceeding for which indemnification may be had,

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

provided that the payment of these expenses, including attorneys' fees, incurred by a director, officer, employee or agent in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

   Under the by-laws, Mediacom Communications has the power to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not Mediacom Communications would have the power to indemnify the person against such liability under the provisions of Delaware law.

Delaware Anti-Takeover Law

   Mediacom Communications is subject to the provisions of Section 203 of Delaware law. Section 203 prohibits publicly held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  . prior to the business combination the board of directors of Mediacom Communications approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

  . upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the outstanding voting stock of Mediacom Communications at the time such transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned:

    .  by the officers and directors of Mediacom Communications and

    . by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  . at or subsequent to such time the business combination is approved by the board of directors of Mediacom Communications and authorized at an annual or special meeting of the stockholders of Mediacom Communications, and not by written consent, by the affirmative vote of at least 66/ 2//3% of the outstanding voting stock of Mediacom Communications which is not owned by the interested stockholder.

   A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of Mediacom Communications or reducing the price that certain investors might be willing to pay in the future for the securities of Mediacom Communications.

Transfer Agent and Registrar

   The transfer agent and registrar for the Class A common stock of Mediacom Communications is Mellon Investor Services LLC.

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                             PLAN OF DISTRIBUTION

   We may sell any of the Offered Securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers. The prospectus supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to us from such offering; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation and any discounts or concessions allowed or reallowed or paid to dealers; and any securities exchange on which such Offered Securities may be listed.

   The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of such sale, at prices related to such prevailing market prices or at negotiated prices.

   Offers to purchase Offered Securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the Offered Securities will be named, and any commissions payable by us to such agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the Offered Securities so offered and sold.

   If Offered Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. If underwriters are used in the sale of the Offered Securities in respect of which this prospectus is delivered, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are used in the sale of the Offered Securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities of a series if any are purchased.

   If a dealer is used in the sales of the Offered Securities in respect of which this prospectus is delivered, we will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

   Offers to purchase Offered Securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

   Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by us against certain liabilities, including liabilities under the Securities Act.

   Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

   If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Offered Securities from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable prospectus supplement will be paid to underwriters, dealers and agents soliciting purchases of Offered Securities pursuant to any such delayed delivery contracts accepted by us.

                                 LEGAL MATTERS

   The validity of the securities covered by this prospectus will be passed upon by Sonnenschein Nath & Rosenthal, New York, New York prior to the issuance of such securities. Robert L. Winikoff, a member of the board of directors, compensation committee and stock option committee of Mediacom Communications, is a member of Sonnenschein Nath & Rosenthal. Mr. Winikoff has options to purchase 30,000 shares of the Class A common stock of Mediacom Communications.

                                    EXPERTS

   The audited financial statements of Mediacom Communications Corporation, Mediacom LLC and Mediacom Capital Corporation and the audited balance sheet of Mediacom Broadband LLC incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   The combined financial statements of the Mediacom Systems as of December 31, 2000 and 1999 and for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998 incorporated by reference in this prospectus by reference to the definitive prospectus of Mediacom Broadband LLC and Mediacom Broadband Corporation have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed a registration statement on Form S-3 with the SEC relating to the Offered Securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules of the SEC. For further information about us and the Offered Securities, you should refer to the registration statement and its exhibits. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You can also review such material by accessing the SEC's Internet web site at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the securities that are part of this offering. The documents we are incorporating by reference are as follows:

  . the Annual Report on Form 10-K for the year ended December 31, 2000 of Mediacom Communications;

  . the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 of Mediacom Communications;

  . the Current Reports on Form 8-K dated January 16, 2001, January 18, 2000, February 26, 2001 (including Amendment No. 1), June 6, 2001, June 22, 2001 (including Amendment No. 1), July 18, 2001 and December 4, 2001 of Mediacom Communications;

  . the description of the Class A common stock of Mediacom Communications contained in its registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description;

  . the Annual Report on Form 10-K for the year ended December 31, 2000 of Mediacom LLC and Mediacom Capital;

  . the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 of Mediacom LLC and Mediacom Capital;

  . the Current Reports on Form 8-K dated January 16, 2001, January 18, 2001 and February 26, 2001 (including Amendment No. 1) of Mediacom LLC and Mediacom Capital;

  . the definitive prospectus of Mediacom Broadband LLC and Mediacom Broadband Corporation dated November 7, 2001 and the supplement to such prospectus dated December 4, 2001; and

  . the Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 of Mediacom Broadband LLC and Mediacom Broadband Corporation.

   Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superceded.

   You may request a copy of these filings at no cost by writing or telephoning our investor relations department at the following address and phone number:

             Mediacom Communications Corporation
             100 Crystal Run Road
             Middletown, New York 10941
             (845) 695-2600

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

   The following table sets forth various expenses which will be incurred in connection with this offering as it relates to this registration statement:

                     Filing Fee.................. $ 44,895
                     Legal Fees and Expenses.....   50,000
                     Accounting Fees and Expenses   12,000
                     Printing Expenses...........   50,000
                     Miscellaneous Expenses......   43,104
                                                  --------
                        Total.................... $200,000
                                                  ========

Item 15.  Indemnification of Directors and Officers

Mediacom Communications Corporation:

   Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

   The by-laws of Mediacom Communications Corporation provides for indemnification by Mediacom Communications of any director or officer (as such term is defined in the by-laws) of Mediacom Communications who is or was a director of any of its subsidiaries, or, at the request of Mediacom Communications, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that Mediacom Communications shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by Mediacom Communications. To the extent authorized from time to time by the board of directors of Mediacom Communications, Mediacom Communications may provide to any one or more employees of Mediacom Communications, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the by-laws of Mediacom Communications on directors and officers of Mediacom Communications or any subsidiary or other enterprise. The by-laws do not limit the power of Mediacom Communications or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. Mediacom Communications intends to enter into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.

   Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of Mediacom Communications provides for such limitation of liability.

Mediacom LLC:

   Section 420 of the New York Limited Liability Company Law (the "New York Act") empowers a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification maybe made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

   Section 8.2 of Mediacom LLC's Fifth Amended and Restated Operating Agreement (the "Operating Agreement") provides as follows:

   The company shall, to the fullest extent permitted by the New York Act, indemnify and hold harmless each Indemnified Person (as defined) against all claims, liabilities and expenses of whatever nature relating to activities undertaken in connection with the company, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel, accountants' an experts' and other fees, costs and expenses reasonably incurred in connection with the investigation, defense or disposition (including by settlement) of any action, suit or other proceeding, whether civil or criminal, before any court or administrative body in which such Indemnified Person may be or may have been involved, as a party or otherwise, or with which such Indemnified Person may be or may have been threatened, while acting as such Indemnified Person, provided that no indemnity shall be payable hereunder against any liability incurred by such Indemnified Person by reason of such Indemnified Person's gross negligence, fraud or willful violation of the law or the Operating Agreement or with respect to any matter as to which such Indemnified Person shall have been adjudicated not to have acted in good faith.

Mediacom Capital Corporation:

   Article 7, Section 722 of the New York Business Corporation Law (the "Business Corporation Law") empowers a corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

   Section 722 also empowers a corporation to indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

   Section 7 of Mediacom Capital's Certificate of Incorporation provides as follows:

   The corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

   Article VII of Mediacom Capital's by-laws provides as follows:

   The corporation shall indemnify any person to the full extent permitted, and in the manner provided, by the New York Business Corporation Law, as the same now exists or may hereafter be amended.

Mediacom Broadband LLC:

   Article VIII of Mediacom Broadband LLC's Amended and Restated Operating Agreement (the "Operating Agreement") provides as follows:

   No Indemnified Person (as defined) shall be liable, directly or indirectly, to the company or to any other member for any act or omission in relation to the company or the Operating Agreement taken or omitted by such Indemnified Person in good faith, provided that such act or omission does not constitute gross negligence, fraud or willful violation of the law or the Operating Agreement. The company shall, to the fullest extent permitted by the Delaware Act, indemnify and hold harmless each Indemnified Person against all claims, liabilities and expenses of whatsoever nature relating to activities undertaken in connection with the company, including but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel, accountants' and experts' and other fees, costs and expenses reasonably incurred in connection with the investigation, defense or disposition (including by settlement) of any action, suit or other proceeding, whether civil or criminal, before any court or administrative body in which such Indemnified Person may be or may have been involved, as a party or otherwise, or with which such Indemnified Person may be or may have been threatened, while acting as such Indemnified Person, provided that no indemnity shall be payable hereunder against any liability incurred by such Indemnified Person by reason of such Indemnified Person's gross negligence, fraud or willful violation of law or the Operating Agreement or with respect to any matter as to which such Indemnified Person shall have been adjudicated not to have acted in good faith.

   Section 18-108 of the Delaware Limited Liability Company Act empowers a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

Mediacom Broadband Corporation:

   Article VI of Mediacom Broadband Corporation's Certificate of Incorporation provides as follows:

   To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

   Article VII of Mediacom Broadband Corporation's by-laws provides as follows:

   The Corporation shall indemnify any person to the full extent permitted, and in the manner provided, by the Laws of the State of Delaware, as the same now exists or may hereafter be amended.

   The first paragraph under "Item 15. Indemnification of Directors and Officers--Mediacom Communications Corporation" concerning Section 145 of the Delaware General Corporation Law is incorporated herein by reference.

Item 16.  Exhibits and Financial Statement Schedules

Exhibit
Number  Description of Exhibit
------  ----------------------

  4.1   Restated Certificate of Incorporation of Mediacom Communications (1)

  4.2   Amended and Restated Bylaws of Mediacom Communications (2)

  4.3   Form of certificate evidencing shares of Class A common stock of Mediacom Communications (1)

  4.4   Articles of Organization of Mediacom LLC (3)

  4.5   Certificate of Amendment of the Articles of Organization of Mediacom LLC (3)

  4.6   Fifth Amended and Restated Operating Agreement of Mediacom LLC (4)

  4.7   Certificate of Incorporation of Mediacom Capital Corporation (3)

  4.8   Bylaws of Mediacom Capital Corporation (3)

  4.9   Certificate of Formation of Mediacom Broadband LLC (5)

 4.10   Amended and Restated Limited Liability Company Operating Agreement of Mediacom
          Broadband (5)

 4.11   Certificate of Incorporation of Mediacom Broadband Corporation (5)

 4.12   Bylaws of Mediacom Broadband Corporation (5)

 4.13   Form of Senior Note Indenture of Mediacom Communications

 4.14   Form of Subordinated Note Indenture of Mediacom Communications

 4.15   Form of Senior Note Indenture of Mediacom LLC and Mediacom Capital Corporation

 4.16   Form of Subordinated Note Indenture of Mediacom LLC and Mediacom Capital Corporation

 4.17   Form of Senior Note Indenture of Mediacom Broadband LLC and Mediacom Broadband
          Corporation

 4.18   Form of Subordinated Note Indenture of Mediacom Broadband LLC and Mediacom Broadband
          Corporation

  5.1   Opinion of Sonnenschein Nath & Rosenthal*

 12.1   Statement re Computation of Ratio

Exhibit
Number                                       Description of Exhibit
-------                                      ----------------------

 23.1   Consents of Arthur Andersen LLP

 23.2   Consent of PricewaterhouseCoopers LLP

 23.3   Consent of Sonnenschein Nath & Rosenthal (contained in their opinion included under Exhibit 5.1)*

 24.1   Power of Attorney (comprises a portion of the signature page to this registration statement)

--------
*   To be filed by amendment.

(1) Filed as on exhibit to the registration statement on Form S-1 (File No. 333-90879) of Mediacom Communications and incorporated herein by reference.
(2) Filed as an exhibit to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 of Mediacom Communications and incorporated herein by reference.
(3) Filed as on exhibit to the registration statement on Form S-4 (File No. 333-57285) of Mediacom LLC and Mediacom Capital Corporation and incorporated herein by reference.
(4) Filed as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 1999 of Mediacom LLC and Mediacom Capital Corporation and incorporated herein by reference.
(5) Filed as on exhibit to the registration statement on Form S-4 (File No. 333-72440) of Mediacom Broadband LLC and Mediacom Broadband Corporation and incorporated herein by reference.

Item 17.  Undertakings

   The undersigned registrants hereby undertake:

      (1) To include any material information with respect to the plan of distribution not previously described in the registration statement or any material change to such information in the registration statement.

      (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrants pursuant to Rule 424(b)(1) or
   (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

      (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (4) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)2 of the Trust Indenture Act of 1939.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrants pursuant to Item 15 of Part II of the registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of New York, on February 4, 2002.

                                          MEDIACOM COMMUNICATIONS CORPORATION

                                          By:
                                                  /S/  ROCCO B. COMMISSO
                                             -----------------------------------
                                                     Rocco B. Commisso
                                                Chairman and Chief Executive
                                                          Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Rocco B. Commisso and Mark
E. Stephan, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

          Signature                       Title                   Date
          ---------                       -----                   ----
   /S/  ROCCO B. COMMISSO     Chairman and Chief Executive  February 4, 2002
-----------------------------   Officer (Principal
      Rocco B. Commisso         Executive Officer)

    /S/  MARK E. STEPHAN      Senior Vice President, Chief  February 4, 2002
_____________________________   Financial Officer,
       Mark E. Stephan          Treasurer and Director
                                (Principal Financial and
                                Accounting Officer)
 /S/  WILLIAM S. MORRIS III   Director                      February 4, 2002
_____________________________
    William S. Morris III

   /S/  CRAIG S. MITCHELL     Director                      February 4, 2002
_____________________________
      Craig S. Mitchell
_____________________________ Director
   Thomas V. Reifenheiser

  /S/  NATALE S. RICCIARDI    Director                      February 4, 2002
_____________________________
     Natale S. Ricciardi

   /S/  ROBERT L. WINIKOFF    Director                      February 4, 2002
_____________________________
     Robert L. Winikoff

                                  SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of New York, on February 4, 2002.

                                          MEDIACOM LLC

                                          By:
                                                  /S/  ROCCO B. COMMISSO
                                             -----------------------------------
                                                     Rocco B. Commisso
                                                Manager, Chairman and Chief
                                                     Executive Officer

   In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

          Signature                       Title                   Date
          ---------                       -----                   ----
   /S/  ROCCO B. COMMISSO     Manager, Chairman and Chief   February 4, 2002
_____________________________   Executive Officer
      Rocco B. Commisso         (Principal Executive
                                Officer)
    /S/  MARK E. STEPHAN      Senior Vice President, Chief  February 4, 2002
_____________________________   Financial Officer,
       Mark E. Stephan          Treasurer and Director
                                (Principal Financial and
                                Accounting Officer)

                                  SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of New York, on February 4, 2002.

                                          MEDIACOM CAPITAL CORPORATION

                                                   /S/  ROCCO B. COMMISSO
                                          By:________________________________
                                                     Rocco B. Commisso
                                                Chairman and Chief Executive
                                                          Officer

   In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

          Signature                       Title                   Date
          ---------                       -----                   ----
   /S/  ROCCO B. COMMISSO     Manager, Chairman and Chief   February 4, 2002
_____________________________   Executive Officer
      Rocco B. Commisso         (Principal Executive
                                Officer)
    /S/  MARK E. STEPHAN      Senior Vice President, Chief  February 4, 2002
_____________________________   Financial Officer,
       Mark E. Stephan          Treasurer and Director
                                (Principal Financial and
                                Accounting Officer)

                                  SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of New York, on February 4, 2002.

                                          MEDIACOM BROADBAND LLC

                                                   /S/  ROCCO B. COMMISSO
                                          By:________________________________
                                                     Rocco B. Commisso
                                                Manager, Chairman and Chief
                                                     Executive Officer

   In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

          Signature                       Title                   Date
          ---------                       -----                   ----
   /S/  ROCCO B. COMMISSO     Manager, Chairman and Chief   February 4, 2002
_____________________________   Executive Officer
      Rocco B. Commisso         (Principal Executive
                                Officer)
    /S/  MARK E. STEPHAN      Senior Vice President, Chief  February 4, 2002
_____________________________   Financial Officer,
       Mark E. Stephan          Treasurer and Director
                                (Principal Financial and
                                Accounting Officer)

                                  SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of New York, on February 4, 2002.

                                          MEDIACOM BROADBAND CORPORATION

                                                   /S/  ROCCO B. COMMISSO
                                          By:________________________________
                                                     Rocco B. Commisso
                                                Chairman and Chief Executive
                                                          Officer

   In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

          Signature                       Title                   Date
          ---------                       -----                   ----
   /S/  ROCCO B. COMMISSO     Manager, Chairman and Chief   February 4, 2002
_____________________________   Executive Officer
      Rocco B. Commisso         (Principal Executive
                                Officer)
    /S/  MARK E. STEPHAN      Senior Vice President, Chief  February 4, 2002
_____________________________   Financial Officer,
       Mark E. Stephan          Treasurer and Director
                                (Principal Financial and
                                Accounting Officer)